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                                                                      EXHIBIT 22

REGISTRANT'S SUBSIDIARIES
     The following list sets forth the subsidiaries of Registrant, the state or country of incorporation or organization of each, and the names under which the subsidiaries do business. All of the listed subsidiaries are included in the consolidated financial statements of the Registrant. Unless otherwise indicated, all the subsidiaries are wholly-owned by the Registrant either directly or indirectly through one or more intermediaries.

COMPANY NAME                                                JURISDICTION                             OWNERSHIP
------------                                                ------------                             ---------
Molex US Inc.                                               Delaware, U.S.A.                            100.0%

     Molex Caribe Inc.                                      Delaware, U.S.A.                            100.0%

*    Molex Electrical Systems Inc.                          Delaware, U.S.A.                            100.0%

     Molex-ETC Inc.                                         Delaware, U.S.A.                            100.0%

          ETC Leasing Inc.                                  Delaware, U.S.A.                            100.0%

     Molex S.A. de C.V.                                     Mexico                                      100.0%

Molex International, Inc.                                   Delaware, U.S.A.                            100.0%

     Ulti-Mate, Inc.                                        California, U.S.A.                          100.0%

     Molex Overseas Inc. dba Molex Espana                   Delaware, U.S.A.                            100.0%

     Molex Eletronica Ltda.                                 Brazil                                      100.0%

     Molex da Amazonia Ltda.                                Brazil                                      100.0%

     Molex Electronics Ltd.                                 Canada                                      100.0%

     Dongguan Molex South-China Connector Co. Ltd.          China (P.R.C.)                               95.0%

     Molex (Shanghai) Co., Ltd.                             China (P.R.C.)                               95.0%

     G. Ostervig-Molex A/S                                  Denmark                                      30.0%

     Molex Eastern Europe S.A. dba Molex France             France                                      100.0%

     Decoupage Moulage De Savoie S.A.                       France                                       34.0%

     Molex Elektronik GmbH                                  Germany                                     100.0%

     Molex Services GmbH                                    Germany                                     100.0%

     Molex GmbH                                             Germany                                      90.0%

*    Molex Hong Kong Ltd.                                   Hong Kong                                   100.0%

     Molex Hong Kong/China Ltd.                             Hong Kong                                   100.0%

     Molex (India) Ltd.                                     India                                        95.0%

     Molex Italia S.p.A.                                    Italy                                       100.0%

     Zetronic S.p.A.                                        Italy                                        49.0%

     Molex-Japan Co., Ltd.                                  Japan                                       100.0%

     Molex (Malaysia) Sdn. Bhd.                             Malaysia                                    100.0%

     Molex de Mexico S.A. de C.V.                           Mexico                                      100.0%

     Molex B.V.                                             Netherlands                                 100.0%

     Molex European Distribution Center B.V.                Netherlands                                 100.0%



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
COMPANY NAME                                                JURISDICTION                              OWNERSHIP
------------                                                ------------                              ---------
     Molex - G. Knutsen A/S                                 Norway                                        25.0%

     Molex Far East-South Management Pte. Ltd.              Singapore                                    100.0%

     Molex Singapore Pte. Ltd.                              Singapore                                    100.0%

     MEC International Pte. Ltd.                            Singapore                                     30.0%

     Hi-P Tool & Die Pte.Ltd.                               Singapore                                     30.8%

     Moltes s.r.o.                                          Slovak Republic                               48.0%

     Sylex s.r.o.                                           Slovak Republic                               35.0%

*    Molex Property Holding Pty. Ltd.                       South Africa                                 100.0%

     Molex South Africa (Pty.) Ltd.                         South Africa                                  87.0%

     Molex Korea Co., Ltd.                                  South Korea                                  100.0%

*    Suministro Iberico de Conexiones S.A.                  Spain                                         25.0%

     Molex Svenska A.B.                                     Sweden                                       100.0%

     Molex Interconnect AG                                  Switzerland                                  100.0%

     Molex Illinois S.A.                                    Switzerland                                  100.0%

     Molex Ireland Ltd.                                     Ireland                                      100.0%

     Smithstown Light Engineering Ltd.                      Ireland                                       50.0%

*    Molex Electronics (Ireland) Ltd.                       Ireland                                      100.0%

     Molex Taiwan Ltd.                                      Taiwan (R.O.C.)                              100.0%

     Land Win Electronic Corporation                        Taiwan (R.O.C.)                               20.0%

     Molex (Thailand) Ltd.                                  Thailand                                     94.75%

     Molex Electronics Ltd.                                 United Kingdom                               100.0%

*    Molex European Management Ltd.                         United Kingdom                               100.0%

*    Molex Ltd.                                             United Kingdom                               100.0%

Beta Phase, Inc.                                            Delaware, U.S.A.                             100.0%

Molex Fiber Optics Inc.                                     Illinois, U.S.A.                             100.0%

*Molex Alin International, Incorporated                     British Virgin Is.                           100.0%

Mod-Tap W Corp.                                             Delaware, U.S.A.                             100.0%

     Mod-Tap NA Corp.                                       Massachusetts, U.S.A.                        100.0%

     Mod-Tap System Europe SARL                             France                                       100.0%

     Mod-Tap Limited                                        United Kingdom                               100.0%

     Mod-Tap (Australia) Pty. Limited                       Delaware, U.S.A.                             100.0%

     Mod-Tap GmbH                                           Germany                                      100.0%

     Mod-Tap Japan Limited                                  Delaware, U.S.A.                             100.0%

     Mod-Tap Far East Limited                               Delaware, U.S.A.                             100.0%

     Mod-Tap Sp. z o.o.                                     Poland                                       100.0%

 *Inactive company